CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146604) of Berkshire Hills Bancorp, Inc. of our report dated June 25, 2013 relating to the financial statements of the Berkshire Bank 401(k) Plan for the years ended December 31, 2012 and 2011, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

June 25, 2013

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110
T: (617)530 5000, F: 617)530 5001, www.pwc.com/us